AMENDMENT NO. 1 TO THE

MASTER LEASE AGREEMENT

[Aspen Country, LLC]

        THIS AMENDMENT NO. 1 TO THE MASTER LEASE AGREEMENT (hereinafter the “Amendment”), effective as of the 1st day of July, 2003, by and between ASPEN COUNTRY, LLC, a Utah limited liability company, whose address is 75 West Center Street, Provo, Utah 84601, ATTN: Brooke Roney (hereinafter “Landlord”) and NU SKIN INTERNATIONAL, INC., a Utah corporation, whose address is 75 West Center Street, Provo, Utah 84601 (hereinafter “Tenant”).

R E C I T A L S:

    A.        Tenant has the right to renew certain leases to the premises identified on Schedule A to this Amendment (the “Premises”).

    B.        Tenant desires to renew such leases of the Premises from Landlord.

    C.        The parties desire to amend the Master Lease Agreement with respect to the Premises to reflect the renewal terms of the lease.

NOW, THEREFORE, in consideration of the rents, covenants and agreements hereinafter set forth, Landlord and Tenant mutually agree to the amended terms and conditions for the Premises set forth on Schedule A attached hereto.

SCHEDULE A

to

AMENDMENT NO. 1 TO THE MASTER LEASE

[Aspen Country, LLC]

ANNEX “A”

1.     Commencement Date: July 1, 2003

2.     Premises: All of Annex A except for 7,500 sq. ft. which is not being leased by Tenant.

3.     Expiration Date: June 30, 2008

4.     Term: Five (5) years.

5.     Renewal Terms: None

6.     Monthly Rent:

MONTHS	MONTHLY RENT
1-12	$ 5,343.75
13-24	5,477.34
25-36	5,614.28
37-48	5,754.63
49-60	5,898.50

7.     Permitted Use: General warehouse storage, fleet maintenance and related uses.

8.     Utilities: In the event utilities for the space not being leased by Tenant cannot be separately metered, Landlord shall reimburse Tenant a portion of such shared utility costs in a manner as mutually agreed upon.

9.     Taxes/Repairs: Landlord shall reimburse Tenant pro rata for property taxes based on square footage if retained by Landlord (7500/30000). Landlord shall be responsible for paying for any and all repairs to the portion of the Premises retained by Landlord.

LANDLORD AND TENANT have executed this Amendment to the Lease effective as of the day and year first above written.

LANDLORD:

ASPEN COUNTRY, LLC
by its Manager:

By: /s/ Brooke B. Roney
Brooke B. Roney
Manager

TENANT

NU SKIN INTERNATIONAL, INC.

By /s/ D. Matthew Dorny
D. Matthew Dorny
Vice President and General Counsel